SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549

                               FORM 8-K


                        Current Report Pursuant
                     To Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




  Date of report (Date of earliest event reported): October 23, 1998

                   NATIONAL VISION ASSOCIATES, LTD.
        (Exact Name of Registrant as Specified in Its Charter)



                             Georgia
          (State or Other Jurisdiction of Incorporation)


     0-20001                                58-1910859
(Commission File Number)                (I.R.S. Employer
                                     Identification Number)



296 Grayson Highway, Lawrenceville, Georgia               30045
(Address of Principal Executive Offices)               (Zip Code)


                          (770) 822-3600
       (Registrant's Telephone Number, Including Area Code)


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)


             The Exhibit Index is located on page 2.

                           Page 1 of 3
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On October 23, 1998, the registrant completed its tender offer for all the issued and outstanding capital stock of New West Eyeworks, Inc. ("New West"), which operates approximately 120 free-standing retail vision centers as well as approximately 60 retail vision centers located in Fred Meyer stores. New West also operates an optical laboratory and has its administrative offices in Tempe, Arizona. The registrant paid approximately $70.0 million consisting of cash and the assumption of approximately $3.2 million of debt. The transaction was financed through the issuance of the registrant's $125
million Senior Notes due 2005.   The registrant intends to continue to
operate substantially all of the vision centers and to achieve administrative and manufacturing synergies.


ITEM 5.  OTHER EVENTS.


     On October 23, 1998, Barry J. Feld, the President and Chief
Executive Officer of New West, was appointed President and Chief
Operating Officer of the registrant and a member of its Board of Directors. On October 20, 1998, James E. Kanaley was appointed to the Board of Directors of the registrant. The number of members of the Board of Directors has accordingly been increased to seven. On October 20, 1998, Timothy W. Ranney was appointed Vice President, Corporate
Controller.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (a) & (b) Financial statements and pro forma financial information.


     The registrant will file applicable financial statements and pro forma financial information no later than 60 days from the date hereof.


     The following exhibit is incorporated herein by reference:

     Exhibit
     Number
     -------

     10.57*   Agreement and Plan of Merger dated as of July 13,
              1998 by and among the Company, New West Eyeworks,
              Inc. and NW Acquisition Corp.
_____________________________________


* Incorporated by reference to the Registrant's Schedule 14D-1 filed with the Commission on July 20, 1998.



                              Page 2 of 3

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NATIONAL VISION ASSOCIATES, LTD.


                              By: /s/ Angus C. Morrison
                                   Angus C. Morrison
                                   Senior Vice President,

                                   Chief Financial Officer and Treasurer


                              Dated:  November 7, 1998

                              Page 3 of 3